Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MOBILITY GLOBAL INC.

MOBILITY GLOBAL INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The Corporation was incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of Delaware on September 26, 2025, under the name S&P Mobility Holding Company, Inc. (as amended, through the date hereof, the “Certificate of Incorporation”).

SECOND: The Board of Directors of the Corporation, pursuant to a unanimous written consent, adopted resolutions authorizing the Corporation to amend, integrate and restate the Certificate of Incorporation in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the “Restated Certificate”).

THIRD: The Restated Certificate restates and integrates and amends the Certificate of Incorporation.

FOURTH: The Restated Certificate was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of its stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware.

* * * * *

IN WITNESS WHEREOF, Mobility Global Inc. has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on this [•] day of [•], 2026.

MOBILITY GLOBAL INC.

By:
Name:
Title:

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AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MOBILITY GLOBAL INC.

Article 1
Name

The name of the corporation is Mobility Global Inc. (the “Corporation”).

Article 2
Registered Office And Agent

The address of its registered office in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware, 19808. The name of its registered agent at such address Corporation Service Company.

Article 3
Purpose And Powers

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”).

Article 4
Capital Stock

(A)           Authorized Shares

1.            Classes of Stock. The total number of shares of stock that the Corporation shall have authority to issue is [•], consisting of [•] shares of Common Stock, par value $[0.01] per share (the “Common Stock”), and [•] shares of Preferred Stock, par value $[0.01] per share (the “Preferred Stock”).

2.            Preferred Stock. The Board of Directors is hereby empowered, without any action or vote by the Corporation’s stockholders (except as may otherwise be provided by the terms of any class or series of Preferred Stock then outstanding, if any), to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by Delaware Law.

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(B)           Voting Rights

Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any class or series of Preferred Stock) that relates solely to the terms of one or more outstanding classes or series of Preferred Stock if the holders of such affected class or series of Preferred Stock are entitled, either separately or together with the holders of one or more other such affected classes or series of Preferred Stock, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any class or series of Preferred Stock) or pursuant to Delaware Law.

Article 5
Bylaws

The Board of Directors shall have the power to adopt, amend or repeal, in whole or in part, the bylaws of the Corporation (as in effect from time to time, the “Bylaws”) without the assent or vote of the stockholders in any manner not inconsistent with Delaware Law or this Amended and Restated Certificate of Incorporation.

The stockholders may adopt, amend or repeal the Bylaws only with the affirmative vote of the holders of not less than a majority of the voting power of all outstanding securities of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

Article 6
Board of Directors

(A)          Power of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.

(B)           Number of Directors. The number of directors which shall constitute the Board of Directors shall, as of the date this Amended and Restated Certificate of Incorporation becomes effective, shall be fixed exclusively by one or more resolutions adopted from time to time solely by the affirmative vote of a majority of the Board of Directors.

(C)           Election of Directors.

1.            The directors shall be elected at each annual meeting, and shall hold office until the next succeeding annual meeting and until their successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal from office. In no event will a decrease in the number of directors shorten the term of any incumbent director.

2.            There shall be no cumulative voting in the election of directors. Election of directors need not be by written ballot unless the Bylaws so provide.

(D)          Newly Created Directorships and Vacancies. Vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, except as otherwise required by law, be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office until the next succeeding annual meeting and until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

(E)           Removal. Any director may be removed at any annual or special stockholders’ meeting, with or without cause, upon the affirmative vote of the holders of not less than a majority of the total voting power of all securities of the Corporation at that time entitled to vote generally in the election of directors, voting together as a single class.

(F)           Preferred Stock Directors. Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of such class or series of Preferred Stock adopted by resolution or resolutions adopted by the Board of Directors pursuant to Article 4(A) hereto, and such directors so elected shall not be subject to the provisions of this Article 6 unless otherwise provided therein.

Article 7
Meetings of Stockholders

(A)          Annual Meetings. An annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date, and at such time as the Board of Directors shall determine.

(B)           Special Meetings. Special meetings of the stockholders may be called only by the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of such class or series of Preferred Stock adopted by resolution or resolutions of the Board of Directors pursuant to Article 4(A) hereto, special meetings of holders of such Preferred Stock.

(C)           No Action by Written Consent. Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, if any, as may be set forth in the resolution or resolutions adopted by the Board of Directors pursuant to Article 4(A) hereto for such class or series of Preferred Stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law, as amended from time to time, and this Article 7 and may not be taken by written consent of stockholders without a meeting.

Article 8
Indemnification

(A)          Limited Liability. To the fullest extent permitted by Delaware Law, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer.  Any amendment, repeal or elimination of this Article 8, or the adoption of any provision of the Amended and Restated Certificate of Incorporation inconsistent with this Article 8, shall not affect its application with respect to an act or omission by a director or officer occurring before such amendment, adoption, repeal or elimination.  Solely for purposes of this paragraph, “officer” shall have the meaning provided in Section 102(b)(7) of the Delaware Law as amended from time to time.

(B)           Right to Indemnification.

1.            Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this Article 8 shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this Article 8 shall be a contract right.

2.            The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

(C)           Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under Delaware Law.

(D)           Nonexclusivity of Rights. The rights and authority conferred in this Article 8 shall not be exclusive of any other right that any person may otherwise have or hereafter acquire.

(E)           Preservation of Rights. Neither the amendment nor repeal of this Article 8, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation or the Bylaws, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

Article 9
Forum Selection

(A)          Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of Delaware Law, the Bylaws or this Certificate of Incorporation or as to which Delaware Law confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware); provided that, for the avoidance of doubt, the foregoing provision, including for any “derivative action”, will not apply to suits to enforce a duty or liability created by the Securities Act of 1933 (the “Securities Act”), the Exchange Act or any other claim for which there is exclusive federal or concurrent federal and state jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act, or any rule or regulation promulgated thereunder, shall be the federal district courts of the United States. The Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall have the fullest authority allowed by law to issue an anti-suit injunction to enforce this forum selection clause and to preclude suit in any other forum. Any person or entity holding, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to consent to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in any proceeding brought to enjoin, or otherwise enforce this Article 9 with respect to, any action by that person or entity that is inconsistent with the exclusive jurisdiction provided for in this Article 9 (an “Inconsistent Action”) and (ii) having service of process made upon such person or entity in any such proceeding by service upon such person’s or entity’s counsel in such Inconsistent Action as agent for such person or entity.

Article 10
Amendments

The Corporation reserves the right to amend this Amended and Restated Certificate of Incorporation in any manner permitted by Delaware Law and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation.

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